UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

April 23, 2013

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Director Compensation Review

On April 23, 2013, the Nominating and Governance Committee (the “Committee”) of the Board of Directors of The PNC Financial Services Group, Inc. (“PNC” or the “Corporation”) met and conducted its annual review of compensation for the Board’s non-employee directors. The Committee reviewed a report on director compensation prepared by Towers Watson, a compensation consulting firm, and the recommendations contained in that report.

In undertaking this annual review, the Committee’s primary objectives were to confirm that the director compensation program continued to align business and shareholder interests, to evaluate the competitiveness of the program relative to PNC’s peer group, and to identify and respond to changes in director compensation in light of the competitive environment.

Following deliberation and discussion, and consistent with Towers Watson’s recommendations, the Committee approved:

•	An increase in the annual retainer to $60,000 from $55,000.

•	An increase in the Presiding Director’s retainer to $25,000 from $20,000.

•	An increase in the retainer for the Nominating and Governance Committee Chair to $15,000 from $10,000.

•

A grant of 1,934 deferred stock units to each non-employee director on April 23, 2013. This grant reflected the Committee’s desire to provide both cash and equity-based compensation to non-employee directors. The stock unit grants were made under the PNC Outside Directors Deferred Stock Unit Plan. Each deferred stock unit tracks the price of a share of PNC common stock, which helps to align the interests of our directors and long-term shareholders. The directors will receive the cash value of the units, calculated using the PNC stock price, at the time of payout.

The Committee made no other changes to the compensation program for non-employee directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) As previously announced, effective on April 23, 2013, William S. Demchak became president and chief executive officer of The PNC Financial Services Group, Inc. (“PNC”), and James E. Rohr, formerly chief executive officer of PNC, became executive chairman of PNC.

Mr. Demchak, who is 50 years old, joined PNC in 2002 as chief financial officer. In 2005, he became head of Corporate & Institutional Banking. He was promoted to senior vice chairman in 2009 and named head of all PNC businesses in 2010. He was elected PNC president in April 2012. Prior to joining PNC, Mr. Demchak served as head of Structured Finance and Credit Portfolio for JPMorgan Chase & Co. Mr. Demchak is a director of BlackRock, Inc. Mr. Rohr, who is 64 years old, has been employed by PNC since 1972 and was chief executive officer since May 2000 and has been chairman since May 2001.

In connection with Mr. Demchak assuming his new position, on April 23, 2013, the Personnel and Compensation Committee of PNC’s Board of Directors approved the following compensation arrangements for him. Mr. Demchak’s new annual salary is $1,000,000 and his target incentive compensation is $7,200,000. For 2013, the target incentive compensation will be prorated, so that his incentive compensation for the period January 1, 2013 through April 30, 2013 will be based on his target then in effect and for the period May 1, 2013 through December 31, 2013 will be based on his new target.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K is incorporated by reference to PNC’s proxy statement for its 2013 annual meeting of shareholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of PNC was held on April 23, 2013 for the purpose of considering and acting upon the following matters:

(1)	The election of 16 directors to serve until the next annual meeting and until their successors are elected and qualified;

(2)	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2013;

(3)	An advisory vote to approve named executive officer compensation; and

(4)	A shareholder proposal regarding a report on greenhouse gas emissions of borrowers and exposure to climate change risk.

The final voting results for each proposal, as certified by the judge of election for the annual meeting, are described below. Fractional shares have been rounded up to the nearest whole number. For beneficial owners holding PNC shares at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted under NYSE regulations from voting on the owner’s behalf.

(1)	Sixteen directors were elected and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

Nominee	For	%	Against	%	Abstain	Broker Non Votes
Richard O. Berndt	406,502,726	99.1%	3,897,227	0.9%	1,085,173	42,921,517
Charles E. Bunch	398,178,406	97.0%	12,235,525	3.0%	1,071,195	42,921,517
Paul W. Chellgren	398,612,140	97.1%	11,801,619	2.9%	1,071,367	42,921,517
William S. Demchak	405,262,131	98.7%	5,209,860	1.3%	1,013,135	42,921,517
Kay Coles James	407,947,595	99.4%	2,508,149	0.6%	1,029,382	42,921,517
Richard B. Kelson	398,934,472	97.3%	11,091,682	2.7%	1,458,972	42,921,517
Bruce C. Lindsay	404,252,465	98.5%	6,145,404	1.5%	1,087,257	42,921,517
Anthony A. Massaro	404,547,147	98.6%	5,841,160	1.4%	1,096,819	42,921,517
Jane G. Pepper	404,517,576	98.6%	5,908,199	1.4%	1,059,351	42,921,517
James E. Rohr	389,339,063	94.9%	21,128,480	5.1%	1,017,583	42,921,517
Donald J. Shepard	406,649,759	99.1%	3,781,386	0.9%	1,053,981	42,921,517
Lorene K. Steffes	403,043,078	98.2%	7,410,867	1.8%	1,031,181	42,921,517
Dennis F. Strigl	399,353,459	97.3%	11,015,525	2.7%	1,116,142	42,921,517
Thomas J. Usher	399,065,636	97.2%	11,325,268	2.8%	1,094,222	42,921,517
George H. Walls, Jr.	406,324,657	99.0%	4,050,334	1.0%	1,110,135	42,921,517
Helge H. Wehmeier	402,376,550	98.1%	7,951,373	1.9%	1,157,203	42,921,517

(2)	The Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2013 was ratified and the aggregate votes cast for or against and the abstentions were as follows:

For	%	Against	%	Abstain
451,813,348	99.7%	1,481,827	0.3%	1,111,468

(3)	The advisory resolution on executive compensation was approved and the aggregate votes cast for and against, as well as the abstentions and broker non-votes, were as follows:

For	%	Against	%	Abstain	Broker Non-Votes
342,218,697	84.0%	65,111,991	16.0%	4,154,438	42,921,517

(4)	The shareholder proposal regarding a report on greenhouse gas emissions of borrowers and exposure to climate change was rejected and the aggregate votes cast for and against, as well as the abstentions and broker non-votes, were as follows:

For	%	Against	%	Abstain	Broker Non-Votes
80,616,667	22.8%	273,218,966	77.2%	57,649,493	42,921,517

With respect to all of the preceding matters, holders of our common and voting preferred stock voted together as a single class. The following table sets forth, as of the January 31, 2013 record date, the number of shares of each class or series of stock that were issued and outstanding and entitled to vote, the voting power per share, and the aggregate voting power of each class or series:

Title of Class or Series	Voting Rights Per Share	Number of Shares Entitled to Vote	Aggregate Voting Power
Common Stock	1	527,971,924	527,971,924
$1.80 Cumulative Convertible Preferred Stock - Series B	8	867	6,936

Total possible votes			527,978,860

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: April 29, 2013	By:	/s/ Gregory H. Kozich
		Name:	Gregory H. Kozich
		Title:	Senior Vice President and Controller